Exhibit 4.1

MYRXWALLET NORTH AMERICA CORPORATION

SUBSCRIPTION AGREEMENT

Regulation A Tier 2 Offering

This Subscription Agreement (this "Agreement") is entered into as of the date set forth on the signature page hereof, by and between MyRXWallet North America Corporation, a Wyoming corporation (the "Company"), and the undersigned subscriber ("Subscriber").

RECITALS

The Company is offering up to 882,127 shares of its common stock, par value $0.0001 per share (the "Shares"), at a price of $85.00 per share (the "Offering Price"), for maximum gross proceeds of up to $74,980,795 (the "Offering"), pursuant to an Offering Statement on Form 1-A (File No. [●]) qualified by the United States Securities and Exchange Commission (the "SEC") under Regulation A of the Securities Act of 1933, as amended (the "Securities Act"), and the Offering Circular forming Part II thereof, dated June [●], 2026, as the same may be amended or supplemented from time to time (the "Offering Circular").

AGREEMENT

In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. SUBSCRIPTION

1.1 Subscription for Shares. Subject to the terms and conditions of this Agreement, Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Shares set forth on the signature page hereof at the Offering Price of $85.00 per Share, for the aggregate purchase price set forth on the signature page hereof (the "Subscription Amount"). The minimum investment amount is $500 (approximately 5 Shares), unless waived by the Company in its sole discretion.

1.2 Payment. Subscriber shall deliver to the Company the Subscription Amount in immediately available funds by wire transfer, ACH, or such other method as designated by the Company, in accordance with the payment instructions set forth on the signature page hereof or as separately provided by the Company. Funds will be available to the Company immediately upon deposit into the Company's bank account. There is no escrow arrangement; funds are not held in trust for the benefit of subscribers.

1.3 No Minimum Offering. There is no minimum number of Shares required to be sold and no minimum aggregate offering amount required to be raised. The Company may accept subscriptions and deploy funds at any time following acceptance of this Agreement.

1.4 Acceptance or Rejection. The Company reserves the right to accept or reject this subscription, in whole or in part, in its sole and absolute discretion, for any reason or for no reason. The Company's acceptance or rejection of this subscription will typically occur within 10 to 15 business days of receipt of this Agreement and the Subscription Amount. If rejected, the Company will promptly return all funds to Subscriber, without interest or deduction. Upon acceptance, the Company will countersign this Agreement and cause the Shares to be issued to Subscriber in book-entry form through the Company's transfer agent, Colonial Stock Transfer Co., Inc.

1.5 Irrevocability. Once submitted by Subscriber and accepted by the Company, this subscription is irrevocable. Subscriber may not revoke, cancel, or modify this subscription or request the return of the Subscription Amount after acceptance.

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2. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

Subscriber hereby represents and warrants to the Company as follows, as of the date of this Agreement and as of the date of acceptance:

2.1 Legal Capacity. Subscriber has full legal capacity, power, and authority to execute and deliver this Agreement and to perform Subscriber's obligations hereunder. If Subscriber is an entity, this Agreement has been duly authorized, executed, and delivered and constitutes a valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms.

2.2 Investment Limitations — Non-Accredited Natural Persons. If Subscriber is a natural person who is not an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act, Subscriber represents and warrants that the aggregate purchase price paid by Subscriber for Shares in this Offering does not exceed 10% of the greater of Subscriber's annual income or net worth (as calculated in accordance with Rule 251(d)(2)(i)(C) of Regulation A). For purposes of this calculation, "net worth" means the difference between total assets and total liabilities, excluding the value of Subscriber's primary residence and, to the extent applicable, any indebtedness secured by Subscriber's primary residence up to the value of such residence.

2.3 Investment Limitations — Non-Accredited Non-Natural Persons. If Subscriber is an entity that is not an "accredited investor," Subscriber represents and warrants that the aggregate purchase price paid by Subscriber for Shares in this Offering does not exceed 10% of the greater of Subscriber's annual revenue or net assets as of its most recently completed fiscal year end.

2.4 Accredited Investor Status. If Subscriber is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act, Subscriber so indicates on the signature page hereof and represents and warrants that Subscriber satisfies at least one of the criteria for accredited investor status set forth in the Offering Circular under "Plan of Distribution — Investment Limitations."

2.5 Review of Offering Circular. Subscriber has received, carefully read, and understands the Offering Circular in its entirety, including without limitation the "Risk Factors" section beginning on page 5 of the Offering Circular, the "Dilution" section, and the "Use of Proceeds" section. Subscriber has had the opportunity to ask questions of, and receive answers from, the Company and its management concerning the terms and conditions of this Offering and to obtain any additional information that Subscriber deemed necessary.

2.6 Investment Risk. Subscriber understands that:

(a) an investment in the Shares is speculative and involves a high degree of risk, including the risk of a complete loss of Subscriber's investment;

(b) the Company is a development-stage enterprise with a limited operating history, no revenues as of the date of the Offering Circular, and substantial doubt about its ability to continue as a going concern;

(c) there is currently no public trading market for the Shares, and there is no assurance that any market will develop or that Subscriber will be able to sell the Shares;

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(d) the Shares are subject to immediate and substantial dilution, estimated at approximately $84.70 per Share, or 99.65% of the Offering Price, based on the pro forma net tangible book value per share after the Offering;

(e) the Company has incurred approximately $1,147,500,000 in demand promissory note obligations to entities controlled by its Chief Executive Officer, which may be converted into common stock or satisfied through stock-based interest payments, resulting in substantial ongoing dilution;

(f) the Company's Chief Executive Officer beneficially owns a majority of the Company's voting stock and controls all stockholder matters; and

(g) all subscriptions once accepted are irrevocable and Subscriber must be prepared to hold the Shares indefinitely.

2.7 No Reliance. Subscriber has not relied upon any representations, warranties, or statements made by any person other than those expressly set forth in the Offering Circular. No independent legal, accounting, or business advisors have been appointed to represent Subscriber's interests in connection with this Offering.

2.8 No Solicitation. Subscriber was not solicited to invest through any form of general solicitation or general advertising other than the Offering Circular and materials filed with the SEC as part of the Offering Statement.

2.9 Residence / Principal Office. Subscriber is a resident of, or has its principal place of business in, a jurisdiction listed in Item 5 of Part I of the Offering Statement in which the Company has indicated it intends to offer the Shares.

2.10 No Undisclosed Information. Subscriber is not aware of any material information regarding the Company that has not been publicly disclosed.

2.11 Tax Matters. Subscriber acknowledges that neither the Company nor any of its agents has made any representation regarding the U.S. federal, state, local, or foreign tax consequences to Subscriber of purchasing, holding, or disposing of the Shares, and Subscriber has consulted its own tax advisors regarding such matters.

2.12 Anti-Money Laundering. The funds used to purchase the Shares are not derived from any illegal activity. Subscriber is not a "Specially Designated National" or "Blocked Person" identified by the U.S. Office of Foreign Assets Control, and the purchase of Shares by Subscriber does not violate any applicable anti-money laundering, anti-terrorism, or economic sanctions laws.

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3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Subscriber as follows, as of the date of acceptance of this Agreement:

3.1 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Wyoming.

3.2 Authorization. The execution, delivery, and performance of this Agreement by the Company have been duly authorized by all necessary corporate action. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.3 Valid Issuance. The Shares, when issued in accordance with this Agreement, will be duly and validly authorized, issued, fully paid, and non-assessable, free and clear of any liens or encumbrances other than restrictions on transfer under applicable federal and state securities laws.

3.4 Offering Circular. The Offering Circular, as of its qualification date and as of the date of this Agreement, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4. RESTRICTIONS ON TRANSFER

4.1 Securities Laws. The Shares have been registered under the Securities Act by virtue of the qualification of the Offering Statement pursuant to Regulation A. Notwithstanding the foregoing, the Shares may be subject to restrictions on resale under applicable state securities laws and under such circumstances as the Company determines appropriate, and Subscriber agrees to comply with all applicable securities laws in connection with any resale of the Shares.

4.2 No Registration Rights. Subscriber has no right to require the Company to register the Shares for resale under the Securities Act or any state securities law.

5. USE OF PROCEEDS

Subscriber acknowledges that the Company intends to use the net proceeds of this Offering as described in the "Use of Proceeds" section of the Offering Circular, including allocation of approximately 70% of net proceeds toward strategic mergers and acquisitions, approximately 10% toward EHR platform development, approximately 10% toward working capital, approximately 5% toward legal, accounting, and regulatory costs, and approximately 5% toward land acquisition deposits and closing costs. Subscriber further acknowledges that the Company retains broad discretion over the allocation of proceeds within these categories, that there is no minimum offering amount, and that proceeds raised may be less than the maximum amount and may be insufficient to implement the Company's full business plan.

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6. NO ESCROW; NO RETURN OF FUNDS

Subscriber understands and acknowledges that:

(a) there is no escrow, trust, or similar arrangement for the proceeds of this Offering;

(b) upon acceptance of this subscription, all funds will be deposited into the Company's operating bank account and will be immediately available to the Company;

(c) there is no minimum offering amount and no provision for the return of funds if less than a specified amount is raised; and

(d) if this subscription is rejected, in whole or in part, only the rejected portion of the funds will be returned to Subscriber.

7. MISCELLANEOUS

7.1 Entire Agreement. This Agreement, together with the Offering Circular, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, and understandings of the parties with respect thereto.

7.2 Amendments. This Agreement may not be amended, modified, or waived except by a written instrument signed by both parties; provided, however, that the Company may amend or supplement the Offering Circular in accordance with applicable law, and any such amendment or supplement shall be incorporated herein by reference.

7.3 Severability. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it valid and enforceable, and the remaining provisions shall continue in full force and effect.

7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, without regard to conflict of law principles.

7.5 Jurisdiction. Each party hereby irrevocably consents to the exclusive jurisdiction of the state and federal courts located in Clark County, Nevada, for the resolution of any dispute arising out of or relating to this Agreement, and waives any objection to the laying of venue in such courts.

7.6 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Electronic signatures shall be deemed valid and binding to the same extent as original signatures.

7.7 Notices. All notices required or permitted under this Agreement shall be in writing and delivered to the Company at 732 S. 6th Street, #5397, Las Vegas, Nevada 89101, Attention: Chief Executive Officer, or by email to olivia@myrxwallet.io, and to Subscriber at the address set forth on the signature page hereof.

7.8 Headings. Section headings are for convenience only and shall not affect the interpretation of this Agreement.

7.9 No Waiver. Failure by either party to exercise any right or remedy under this Agreement shall not constitute a waiver of such right or remedy.

[Signature Page to Follow]

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SIGNATURE PAGE

SUBSCRIBER INFORMATION

Full Legal Name of Subscriber:	______________________________________________
Entity Type (if applicable):	☐ Individual ☐ Joint Tenants ☐ Corporation ☐ LLC ☐ Trust ☐ Other: ____________
Address:	______________________________________________
City, State, Zip:	______________________________________________
Country of Residence / Principal Office:	______________________________________________
Email Address:	______________________________________________
Phone Number:	______________________________________________
Social Security No. / EIN:	______________________________________________
Number of Shares Subscribed:	______________________________________________
Aggregate Subscription Amount ($85.00 × Shares):	$_____________________________________________
Date:	______________________________________________

ACCREDITED INVESTOR STATUS (Check if applicable)

☐ Subscriber is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act.

(If checked, please indicate the basis for accredited investor status):

☐ Natural person with individual net worth, or joint net worth with spouse or spousal equivalent, exceeding $1,000,000, excluding primary residence.

☐ Natural person with individual income exceeding $200,000 in each of the two most recent calendar years (or joint income with spouse or spousal equivalent exceeding $300,000), with reasonable expectation of the same for the current year.

☐ Entity with total assets exceeding $5,000,000 not formed for the specific purpose of acquiring the securities offered.

☐ Bank, savings institution, registered investment company, business development company, or small business investment company.

☐ Registered broker-dealer, investment adviser, or exempt reporting adviser.

☐ Natural person holding a Series 7, Series 65, or Series 82 license in good standing.

☐ Other (describe): ___________________________________________________________

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INVESTMENT LIMITATION CERTIFICATION(Complete if NOT an accredited investor)

I certify that the aggregate purchase price I am paying for Shares in this Offering does not exceed 10% of the greater of my annual income or net worth (for a natural person) or 10% of the greater of my annual revenue or net assets (for an entity), calculated in accordance with Rule 251(d)(2) of Regulation A.

PAYMENT INSTRUCTIONS

Payment shall be made by [wire transfer / ACH / check] as directed by the Company. Please contact the Company at olivia@myrxwallet.io or (702) 546-8686 for current payment instructions.

SUBSCRIBER SIGNATURE

Signature:	______________________________________________
Print Name:	______________________________________________
Title (if entity):	______________________________________________
Date:	______________________________________________

If joint subscription, both subscribers must sign:

Co-Subscriber Signature:	______________________________________________
Print Name:	______________________________________________
Date:	______________________________________________

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ACCEPTANCE BY THE COMPANY

The Company hereby accepts the foregoing subscription for __________ Shares of common stock at $85.00 per Share.

MyRXWallet North America Corporation

By:	______________________________________________
Name:	Olivia Trinh
Title:	Chairman, Chief Executive Officer, and Interim Chief Financial Officer
Date of Acceptance:	______________________________________________

This Subscription Agreement is part of the Offering Statement on Form 1-A filed with the United States Securities and Exchange Commission. Prospective investors should read the entire Offering Circular carefully before making an investment decision. Investment in the Shares involves a high degree of risk. See "Risk Factors" beginning on page 5 of the Offering Circular.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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